EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statements (Form S-8 No. 333-186178) pertaining to the 2013 Omnibus Incentive Compensation Plan of UGI Corporation;

2)	Registration Statements (Form S-8 No. 333-167099) pertaining to the Savings Plan of UGI HVAC Enterprises, Inc., UGI Utilities, Inc., and AmeriGas Propane, Inc.;

3)	Registration Statement (Form S-8 No. 333-142010 and Form S-8 No. 333-118147) pertaining to the Amended and Restated 2004 Omnibus Equity Compensation Plan of UGI Corporation;

4)	Registration Statement (Form S-8 No. 333-104938) pertaining to the 2002 Non-qualified Stock Option Plan of UGI Corporation;

5)
Registration Statement (Form S-8 No. 333-49080) pertaining to the Savings Plan of UGI HVAC Enterprises, Inc., UGI Utilities, Inc., and AmeriGas Propane, Inc., the 2000 Stock Incentive Plan of UGI Corporation, and the 2000 Directs’ Stock Option Plan of UGI Corporation;

6)	Registration Statement (Form S-8 No. 333-22305) pertaining to the 1997 Stock Option and Dividend Equivalent Plan and Directors’ Equity Compensation Plan of UGI Corporation;

of our reports dated November 30, 2015, with respect to the consolidated financial statements and schedules of UGI Corporation and the effectiveness of internal control over financial reporting of UGI Corporation included in this Annual Report (Form 10-K) of UGI Corporation for the year ended September 30, 2015.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
November 30, 2015